UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

October 4, 2008	(September 17, 2008)
Date of Report	(Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32421 (Commission File Number)	58-2342021 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))\

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

     On September 17, 2008, Fusion Telecommunications International, Inc. (the “Company”) and a lender agreed to amend (“Amendment”) a promissory note dated May 27, 2008, as previously amended and restated on July 15, 2008, evidencing $200,000 borrowed from the lender. Under the note, as amended (i) interest on the outstanding principal balance from May 27, 2008 through July 14, 2008 shall be paid at the rate of 10% per annum, (ii) interest on the outstanding principal balance from July 15, 2008 until the date of maturity shall be paid at the rate of 12% per annum, and (iii) the maturity date of the promissory note is extended to October 15, 2008. This Amendment, as well as the original note, grants the lender a collateralized security interest in the Company’s account(s) receivable. The proceeds are being used for general working capital purposes. The Form of Amended and Restated Promissory Note and Security Agreement issued in this transaction is filed as exhibit 10.1 to this report.

     On September 18, 2008, the Company borrowed $25,000 from a Director. The loan is evidenced by a promissory note providing for repayment of the outstanding principal balance on November 17, 2008, plus interest at the rate of 10% per annum. If the note is not paid by the maturity date, it automatically converts to a demand note, and the lender has the right to demand payment of all principal and accrued interest with ten (10) days notice. The note also grants the lender a collateralized security interest in the Company’s account(s) receivable. The proceeds are being used for general working capital purposes. The Form of Promissory Note and Security Agreement issued in this transaction is filed as exhibit 10.2 to this report.

     On September 30, 2008 the Company borrowed $250,000 from an entity that is a shareholder of the Company. The loan is evidenced by a promissory note, providing for repayment of the outstanding principal balance on October 31, 2008, plus interest at the rate of 10% per annum The note also grants the lender a collateralized security interest in the Company’s account(s) receivable. The proceeds are being used for general working capital purposes. The Form of Promissory Note and Security Agreement issued in these transactions is filed as exhibit 10.5 to this report.

Item 3.02 Unregistered Sales of Equity Securities

     On September 22, 2008, the Company entered into subscription agreements with eight (8) individual investors for an offering of 1,955,885 shares of Common Stock and five-year warrants to purchase 782,358 shares of Common Stock, in consideration for $332,500. Each warrant to purchase Common Stock is exercisable at $.20 per share, which is equal to 120% of the closing price of the Company’s Common Stock on the business day before closing.  The Form of Subscription and Rights Agreement and the Form of Common Stock Purchase Warrant are filed as an exhibit to this report.

     The securities described above were offered by the Company and no commission or similar remuneration was paid in connection with the sales. Each of the investors represented that it was an “accredited investor” and was acquiring the securities for its own account, for investment purposes only and acknowledged that the securities were not registered under Federal or State securities laws and that the securities could not be transferred or disposed of absent such registration or the availability of an applicable exemption from registration. In addition, each certificate evidencing the securities bears or will bear a legend describing the restrictions on transferability under applicable law. No general solicitation or advertising was used in connection with this offering. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations there under including Rule 506 of Regulation D.  The proceeds of the offering will primarily be used for general corporate purposes.  The Company has agreed to file a registration statement with the Securities and Exchange Commission as soon as practicable following the final closing of this Offering.

Page 2of 3
Fusion Telecommunications International, Inc. – Form 8–K

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Amended and Restated Promissory Note and Security Agreement
10.2	Form of Promissory Note and Security Agreement
10.3	Form of Subscription and Rights Agreement
10.4	Form of Common Stock Purchase Warrant
10.5	Form of Promissory Note and Security Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ MATTHEW D. ROSEN
MATTHEW D. ROSEN
October 4, 2008		as Chief Executive Officer

Index to Exhibits

No.	Description
10.1	Form of Amended and Restated Promissory Note and Security Agreement
10.2	Form of Promissory Note and Security Agreement
10.3	Form of Subscription and Rights Agreement
10.4	Form of Common Stock Purchase Warrant
10.5	Form of Promissory Note and Security Agreement

Page 3of 3
Fusion Telecommunications International, Inc. – Form 8–K